Exhibit 99.1

Oak Street Health Announces Pricing of $800.0 Million of Convertible Senior Notes

CHICAGO, March 11, 2021 — Oak Street Health, Inc. (“Oak Street”) (NYSE: OSH), a network of value-based, primary care centers for adults on Medicare, today announced the pricing of $800.0 million aggregate principal amount of Convertible Senior Notes due 2026 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Oak Street also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $120.0 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on March 16, 2021, subject to customary closing conditions, and is expected to result in approximately $780.5 million in net proceeds to Oak Street after deducting the initial purchasers’ discount and estimated offering expenses payable by Oak Street (assuming no exercise of the initial purchasers’ option to purchase additional notes).

The notes will be senior, unsecured obligations of Oak Street. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on March 15, 2026, unless earlier redeemed, repurchased or converted. Oak Street may not redeem the notes prior to March 20, 2024. Oak Street may redeem for cash all or any portion of the notes, at its option, on or after March 20, 2024, if the last reported sale price of Oak Street’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period (including the last trading day of such period) ending on and including the trading day preceding the date on which Oak Street provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Oak Street is not required to redeem or retire the notes periodically.

Holders of the notes will have the right to require Oak Street to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid special interest. In connection with certain corporate events or if the Company calls any notes for redemption, the Company will, under certain circumstances, increase the conversion rate for noteholders who elect to convert their notes in connection with any such corporate event or convert their notes called for redemption.

The notes will be convertible at an initial conversion rate of 12.6328 shares of Oak Street’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $79.16 per share, which represents a conversion premium of approximately 42.5% to the last reported sale price of $55.55 per share of Oak Street’s common stock on The New York Stock Exchange on March 11, 2021).

Prior to the close of business on the business day immediately preceding December 15, 2025, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after December 15, 2025 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Oak Street’s common stock, or a combination thereof, at Oak Street’s election.

In connection with the pricing of the notes, Oak Street entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of common stock initially underlying the notes sold in the offering. The capped call transactions are expected generally to reduce potential dilution to Oak Street’s common stock upon any conversion of notes and/or offset any cash payments Oak Street is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $138.875 per share, which represents a premium of 150% over the last reported sale price of Oak Street’s common stock of $55.55 per share on The New York Stock Exchange on March 11, 2021, and is subject to certain adjustments under the terms of the capped call transactions.

Oak Street has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Oak Street’s common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or other securities of Oak Street in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions, which are expected to occur on each trading day during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the notes, or following any conversion, repurchase or redemption of the notes, to the extent Oak Street exercises the relevant election under the capped call transactions). This activity could also cause a decrease or avoid an increase in the market price of the common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Oak Street intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions described above. If the initial purchasers exercise their option to purchase additional notes, Oak Street expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties. Oak Street intends to use the remainder of the net proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions. However, it has not designated any specific uses for such remainder of the net proceeds and has no current agreements with respect to any strategic transactions.

The notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Oak Street’s common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Oak Street Health:

Founded in 2012, Oak Street Health is a network of value-based, primary care centers for adults on Medicare. With a mission of rebuilding healthcare as it should be, the company operates an innovative healthcare model focused on quality of care over volume of services, and assumes the full financial risk of its patients.

Oak Street Health currently operates more than 80 centers across Illinois, Michigan, Ohio, Pennsylvania, Texas, Indiana, North Carolina, Rhode Island, Tennessee, New York and Mississippi.

Forward-Looking Statements:

Certain of the statements made in this press release are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, such as those, among others, statements concerning the expected closing of the offering or completion of the capped call transaction. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Oak Street will be able to complete the offering or the capped call transaction on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements as predictions of future events, which statements apply only as of the date of this press release. Additional risks and uncertainties relating to the offering, Oak Street and its business can be found under the heading “Risk Factors” in Oak Street’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements represent Oak Street’s beliefs and assumptions only as of the date of this press release. Oak Street expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except as may be required under applicable law.

Source: Oak Street Health

Media:

Erica Frank

Vice President of Public Relations

(330) 990-5026

Erica.Frank@oakstreethealth.com

Investors:

Constantine Davides

Westwicke, an ICR Company

(339) 970-2846

Constantine.Davides@westwicke.com